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                                                                    Exhibit 99-b

     For the purpose of complying with the amendments to the rules governing Form S-8 under the Securities Act of 1933, the undersigned Registrant hereby undertakes as follows, which undertaking shall be incorporated by reference into Registrant's Registration Statement on Form S-8 No. 2-66776 (1979 Stock Option Plan and 1982 Amended and Restated Stock Appreciation Rights Plan (now entitled 1988 Amended and Restated Stock Appreciation Rights Plan)):

          (a) That, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.